                                                                     Exhibit 5.1
                                                                     -----------

                             Form of Legal Opinion
                        [Letterhead of Hunton & Williams]

                                November __, 1999

Board of Directors
T REIT, Inc.
1551 N. Tustin Avenue, Suite 650
Santa Ana, California  92705

                                  T REIT, Inc.
                       Registration Statement on Form S-11
                       -----------------------------------

Ladies and Gentlemen:

          We have acted as counsel for T REIT, Inc., a Virginia corporation (the "Company"), in connection with its registration under the Securities Act of 1933 of 11,750,000 shares of the Company's common stock, par value $.01 per share ("the Shares"), which are proposed to be offered and sold as described in the Company's Registration Statement on Form S-11 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on April 28, 1999, as amended.

          In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we have deemed necessary.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

          2. When the issuance of the Shares has been duly authorized by appropriate action and the Shares have been offered and sold as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Matters" in the Registration Statement.


                                               Very truly yours,